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                                                                    Exhibit 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of Bunge Limited and Subsidiaries

We consent to the use in this Registration Statement of Bunge Limited on Form F-1 of our report dated February 22, 2002, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included Schedule II - Valuation and Qualification Accounts of Bunge Limited and Subsidiaries, contained in Item 8. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche

DELOITTE & TOUCHE
Hamilton, Bermuda
February 26, 2002